Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

December 16, 2009

YRC Worldwide Extends Debt-for-Equity Offers

•	75% of Note Holders Have Tendered to Date

•	Expiration Date Extended to December 17

OVERLAND PARK, KAN, — YRC Worldwide Inc. (NASDAQ: YRCW) announced today that it has extended the expiration date for the exchange offers until 11:59 p.m., New York City time, on December 17, 2009, unless further extended. The staff of the U.S. Securities and Exchange Commission (“SEC”) has informed the company that the staff does not have further comments to the company’s Registration Statement on Form S-4 relating to the exchange offers or other filings with the SEC currently under review, and as a result the company expects that the SEC will declare the registration statement effective shortly. The company is in constructive discussions with its stakeholders related to the exchange offers. The exchange offers include each of the following outstanding series of notes:

•	the company’s 5.0% Net Share Settled Contingent Convertible Senior Notes and 5.0% Contingent Convertible Senior Notes due 2023 (the “5.0% Notes”),

•	the company’s 3.375% Net Share Settled Contingent Convertible Senior Notes and 3.375% Contingent Convertible Senior Notes due 2023 (the “3.375% Notes”), and

•	the 8 1/2% Guaranteed Notes due April 15, 2010 of the company’s wholly owned subsidiary, YRC Regional Transportation, Inc. (the “8 1/2% Notes”).

The company said that it is pleased with the progress we are making on the exchange offer and will continue to work with noteholders to increase the level of support for the recapitalization, which the company commenced following several months of ongoing, active implementation of its comprehensive plan. The plan is designed to place the company on a more solid financial base with an enhanced capital structure and improved operations and cost structure, making it more competitive and well positioned to take advantage of any upturn in the economy. The company will exchange the notes for shares of the company’s common stock and new Class A convertible preferred stock in such amounts as are set forth in the company’s Registration Statement on Form S-4, as amended, that the company originally filed with the SEC on November 9, 2009, which together on an as-if converted basis, if the note holders tender all of the outstanding notes in the exchange offers, would represent approximately 95% of the company’s issued and outstanding common stock.

To validly tender their notes, the participating noteholders will be required to become party to a mutual release with the company and consent to an amendment of the terms of the notes that would remove substantially all of the material covenants other than the obligation to pay principal and interest on the notes and those relating to the conversions rights of convertible notes, and eliminate or modify the related events of default. As of 11:59 p.m., New York City time, on December 15, 2009, prior to the registration statement relating to the exchange offers being declared effective by the SEC, a total of 75% of the aggregate principal amount of the outstanding notes had been tendered into the exchange offer.

Rothschild, Inc. and Moelis & Company LLC are acting as lead dealer managers in connection with the exchange offer. Holders of the notes may contact Rothschild at (800) 753-5151 (U.S. toll-free) or collect at (212) 403-3716 and Moelis at (866) 270-6586 (U.S. toll-free) or collect at (212) 883-3813 with any questions they may have regarding the exchange offer.

Important Information about the Exchange Offer

This release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security. The exchange offers are being made only by means of a prospectus, a letter of transmittal and other offer documents, as described below.

In connection with the exchange offers by YRC Worldwide Inc., the company has filed with the SEC a registration statement on Form S-4 (which contains a preliminary prospectus), an amendment to the Registration Statement (which contains a prospectus supplement), a tender offer statement on Schedule TO, as amended, and other related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the amendment to the Registration Statement, the preliminary prospectus, the prospectus supplement, the tender offer statement, the amendment to the tender offer statement and the other related documents and materials that the company filed or files with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto because they will contain important information about the company, the exchange offers and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.

The preliminary prospectus, the prospectus supplement and related transmittal materials have been delivered to holders of the outstanding notes. Investors and security holders may obtain a free copy of the registration statement, as amended, the preliminary prospectus, the prospectus supplement and transmittal materials, as well as other documents the company filed or files with the SEC, at the SEC’s website, www.sec.gov. Prior to the completion of the exchange offers, the registration statement must become effective under the securities laws, and after effectiveness, the company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Free copies of the company’s filings with the SEC have been made available on the company’s website, www.yrcw.com, or may be obtained by making a request to YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211, (913) 696-6100, Attention: Dan Churay, Executive Vice President, General Counsel and Secretary.

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Forward-Looking Statements:

This news release contains forward-looking statements. The word “will” and similar expressions are intended to identify forward-looking statements. It is important to note that any exchange will be subject to a number of significant conditions, including, among other things, that holders of a specific percentage of the outstanding notes participate in the exchange offers. We cannot provide you with any assurances that such conditions to the exchange offers will be satisfied. In addition, even if the exchange offers are completed, the company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

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YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is one of the largest transportation service providers in the world and the holding company for a portfolio of successful brands including YRC, YRC Reimer, YRC Glen Moore, YRC Logistics, New Penn, Holland and Reddaway. YRC Worldwide has the largest, most comprehensive network in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit yrcw.com for more information.

Investor Contact:	Paul Liljegren	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	Paul.Liljegren@yrcw.com		sdawson@lakpr.com